Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form 10-K of our report dated August 10, 2009, on our audit of the financial statements of Management Energy, Inc. as of April 30, 2009 and for the year ended April 30, 2009. The period from inception (May 19, 2005) to April 30, 2008 were audited by other auditors whose report expressed an unqualified opinion on those statements.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, TX
August 12, 2009

JOHN KINROSS-KENNEDY

CERTIFIED PUBLIC ACCOUNTANT

17848 Skypark Circle, Suite C

IRVINE, CALIFORNIA, U.S.A.  92614-6401

 (949) 955-2522. Fax (949)724-3817

jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the report of Management Energy, Inc. (formerly Quantum Information Inc.) on Form 10-K for the year ended April 30, 2009 of my Auditor’s report  dated July 7,  2008, relating to the financial statements of Quantum Information Inc. for  the year ended April 30, 2008.

/s/

John Kinross-Kennedy, CPA

August 6, 2009